EXHIBIT 10.4

PENINSULA GAMING PARTNERS, LLC 2009 PROFITS INTEREST PLAN

Peninsula Gaming Partners, LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”), wishes to align the interests of Members with those of select employees or consultants providing services to the Company and/or its subsidiaries and induce such employees and consultants to continue to provide services to or for the benefit of the Company, and encourage them to increase their efforts to make the business of the Company and its subsidiaries more successful. In furtherance thereof, the Company has adopted this Peninsula Gaming Partners, LLC 2009 Profits Interest Plan (the “Plan”) to provide grants of equity-based and cash-based incentives to eligible individuals providing services to or for the benefit of the Company.

1. Definitions.  Whenever used herein, the following terms shall have the meanings set forth below:

“Award” means, individually or collectively, Special Profits Interests, Regular Profits Interests and/or Cash-Based Awards granted hereunder pursuant to the terms hereof and the applicable Award Agreement.

“Award Agreement” means a written agreement evidencing an Award in a form approved by the Board to be entered into by the Company and the Grantee, as provided in Section 3.

“Board” means the Board of Managers of the Company.

“Cash-Based Award” means an Award, whose value is determined by the Board, granted to a Participant, as described in Section 4.

“Eligible Participant” means any employee or consultant of the Company or any subsidiary thereof chosen for participation by the Board. With respect to each individual, all determinations regarding whether employment or other services have commenced, are ongoing or have ceased or terminated for purposes of the Plan and the Award Agreements shall be made without regard to such individual’s status as a Member (regardless of whether such status arises by virtue of Awards hereunder or by virtue of such individual’s otherwise being a Member).

“Grantee” means an Eligible Participant granted an Award under the Plan.

“LLC Agreement” means the Second Amended and Restated Operating Agreement of Peninsula Gaming Partners, LLC, dated as of April 16, 2004, as may be amended from time to time.

“Member” means a “Member” as defined in the LLC Agreement.

“Plan” means this Peninsula Gaming Partners, LLC 2009 Profits Interest Plan, as it may from time to time be amended in accordance with Section 9 hereof.

“Performance Period” means the period of time during which applicable performance goals must be met in order to determine the degree of vesting of an Award.

NEWYORK 6887977 v11 (2K)

“Regular Profits Interest” means a Non-Voting Common Unit as defined in the LLC Agreement.

“Special Profits Interest” means a Special Non-Voting Common Unit as defined in the LLC Agreement.

2. Effective Date.  The effective date of the Plan is November 6, 2009.

3. Eligibility and Grant of Awards.  The Board shall, as reflected by the terms of the Award Agreements and in its sole discretion, authorize the grant of Awards to Eligible Participants. Each Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Board. The Grantee under a given Award Agreement shall take whatever additional actions and execute whatever additional documents the Board may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the provisions of the Plan, the Grantee’s Award Agreement and/or the LLC Agreement.

4. Number and Terms of Units Subject to Awards.

        (a) The total number of Special Profits Interests and Regular Profits Interests that may be delivered under the Plan is 130,692, as adjusted as provided in Section 10.

(b) Awards may be based on vesting requirements as determined by the Board.  Vesting of Awards shall be based upon the extent of attainment of performance goals and/or satisfaction of other terms and conditions (such as continued employment or service with the Company or its subsidiaries) determined by the Board when the Award is granted and set forth in the Award Agreement.

(c)  Each Cash-Based Award shall have a value as shall be determined by the Board.  Entitlements of a Participant with respect to his or her outstanding Cash-Based Award may be reflected by a bookkeeping entry in the records of the Company.  Payment of vested Cash-Based Awards shall be made in cash as soon as practicable (but in any event within sixty (60) days) after attainment of applicable performance goals and satisfaction of other terms and conditions.

(d) Unless otherwise provided hereunder or in the applicable Award Agreement, or by the Board, to the extent any Award has not vested or does not vest hereunder or under the applicable Award Agreement prior to or concurrently with the termination of a Grantee’s employment or other services with the Company and its subsidiaries, such Award shall, without any further action, be forfeited upon such termination.

5. Distributions.  Distributions in respect of Special Profits Interests and Regular Profits Interests granted hereunder shall be made in accordance with the LLC Agreement.

NEWYORK 6887977 v11 (2K)

6. Taxes.  Each Grantee shall, no later than the date as of which the value of any Award first becomes includible in the gross income of the Grantee for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Board’s discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to such Award, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Grantee.  In connection with Awards made hereunder, the Board may require Grantees hereunder to complete, sign and file (with the Company and the Internal Revenue Service) an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, in such form and at such times as the Board may require. Notwithstanding any other provisions of the Plan or any Award Agreement, all Awards shall be subject to the Grantee’s satisfaction of any and all requirements imposed pursuant to this Section 6.

7. Regulations and Approvals.

       (a)  The obligation of the Company to issue Special Profits Interests and/or Regular Profits Interests with respect to Awards granted under the Plan and pursuant to an Award Agreement shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and rules and regulations of any gaming authority having jurisdiction over the Company or its subsidiaries, and the obtaining by the Company of all such approvals by governmental or regulatory agencies as may be deemed necessary or appropriate by the Board.

(b) The Board may make such changes to the Plan in its sole discretion as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to Awards.

(c) Each Award is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Special Profits Interests and/or Regular Profits Interests issuable pursuant to the Plan is required by any securities exchange or quotation system or under any state or federal law, rule or regulation or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Special Profits Interests and/or Regular Profits Interests, no payment, Special Profits Interests and/or Regular Profits Interests shall be made or issued in connection therewith, in whole or in part, unless listing, registration, qualification, consent or waiver has been effected or obtained free of any conditions in a manner acceptable to the Board.

(d) Each Eligible Participant granted a Special Profits Interest and/or Regular Profits Interest hereunder may be required to execute a joinder to the LLC Agreement and shall comply with all applicable provisions of the LLC Agreement (including, without limitation, all provisions thereof relating to transferability or repurchase).

NEWYORK 6887977 v11 (2K)

8. Administration of the Plan.  The Board shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.  The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Board shall have the exclusive right and discretionary authority to:  (i) determine the type and size of each Award, (ii) determine the Eligible Participants to whom Awards are granted, (iii) determine the form and content of Award Agreements; (iv) determine the extent to which Awards have been forfeited in accordance with the terms hereof and under the applicable Award Agreements; (v) determine the extent to which performance goals and/or other terms and conditions applicable to any Awards have been attained or satisfied; (vi) accelerate the vesting of, or waive any attainment or satisfaction of any such goals, terms or conditions relating to, any Award; (vii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (viii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or an Award Agreement, or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Board, with respect to any Award, may exercise its discretion hereunder at the time of grant thereof or thereafter. In the event of any dispute or disagreement as to the interpretation of any provision of the Plan or an Award Agreement, or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or an Award Agreement, the decision of the Board shall be final and binding upon all persons.  The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authorities under the Plan.  The Board may delegate all or any of its responsibilities and powers under the Plan (and revoke any such delegation) to any committee of the Board or any other person or persons selected by it, except to the extent prohibited by applicable law, rule or regulation.  References herein to the Board shall be to any such committee or other delegatee, to the extent of such delegation.

9. Amendment and Termination.  The Board may, in its discretion, amend or terminate the Plan (including amendment of any Award Agreement) at any time and with or without prior notice, except that no such amendment or termination may materially adversely affect the previously accrued rights of a Grantee with respect to Awards previously granted to such Grantee without such Grantee’s consent unless (and to the extent that) such amendments are for the primary purpose of effecting compliance with applicable laws; provided that the Board may not make any amendment to the Plan that would, if such amendment were not approved by the Members, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the Members is obtained.  The Plan shall continue in effect until terminated by the Board.

10. Changes in Capital Structure.

       (a)  If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of units, sale of all or substantially all of the assets or units of the Company or a transaction similar thereto, or (ii) any unit distribution, unit split, reverse unit split, unit combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to Members other than cash distributions, shall occur, then the Board shall forthwith take such actions as in its reasonable judgment shall be necessary to make appropriate adjustments to the number and kind of units available under Section 4.

(b) The rights of Grantees hereunder shall in no way restrict, require or otherwise affect, without limitation, the right of the Company to make decisions with respect to the sale or other disposition of units of the Company or other property or assets, regardless of whether such decisions relate to circumstances described in Section 10(a), or any other change in the Company’s business, assets, capital or business structure.

NEWYORK 6887977 v11 (2K)

11. Notices.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed, postage prepaid, by registered, certified or express mail or reputable overnight courier service, to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 11.

12. No Rights to Continued Employment or Service.  Nothing in the Plan or in any Award granted pursuant to the Plan or any Award Agreement shall confer on any individual any right to employment or continued service with the Company or its subsidiaries, or interfere in any way with the right of the Company or any such subsidiary to terminate or change the terms of any individual’s employment or service at any time.

13. Captions.  The use of captions in this Plan is for convenience. The captions are not intended to and do not provide substantive rights.

14. Severability.  The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

15. Governing Law.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

NEWYORK 6887977 v11 (2K)